Exhibit 32.1
CERTIFICATION
     Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Novelis Inc. (the Company), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2006 (the Report) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William T. Monahan

William T. Monahan
Interim Chief Executive Officer
(Principal Executive Officer)
Date: October 19, 2006
     The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of this report.